UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2001 (March 1, 2001)


                                  iEXALT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                                            75-1667097
          NEVADA                   00-09322                (IRS EMPLOYER
 (STATE OF INCORPORATION)  (COMMISSION FILE NUMBER)     IDENTIFICATION NO.)



                        12000 AEROSPACE AVENUE, SUITE 375
                              HOUSTON, TEXAS 77034
    (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                                 (281) 464-8400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On March 1, 2001, iExalt, Inc., a Nevada corporation ("iExalt"), completed the acquisition of all issued and outstanding stock of Global Christian Network, Inc., a Nevada corporation ("GCN"). GCN is a technology company and the creators of an online Christian community based in Reno, Nevada. The stock transaction will substantially increase iExalt's online internet presence and add significant technology improvements.

      Founded in 1995, the Global Christian Network was one of the early pioneers in online Christian communities. Since then the Global Christian Network has continued to provide innovative solutions for the needs of this large target audience and continues as one of the largest online faith based communities. GCN is a technology company who provided services to many large technology related businesses including Microsoft, Intel, TCI (AT&T Broadband) and Que Publishing.

      Donald W. Sapaugh, Chairman and CEO of iExalt, Inc. states, "The addition of GCN, with its PrayerWeb and Singles sites, to the iExalt family of companies will assist with the ongoing growth of this segment of our business. We have had a management agreement with the founders for over six (6) months, and have been pleased with their understanding and commitment to our mutual goals. Their commitment to the Christian values we share, and the focus on a deeper spiritual growth is encouraging. With this addition, we can begin the packaging of promotional opportunities for many faith based and family advertisers, by adding millions of page views for banner ads to the existing print and radio advertising sales opportunities." The company reports 3.0 million newsletters per month are currently being distributed via the Global Christian Network system, a vibrant online prayer channel, and an undisclosed number of unique visitors and page views.

      The Global Christian Network will take over operations of iExalt's portal-www.iexalt.com. In addition, David Fritsche Jr., Global's chairman and chief executive officer, will serve as President of iExalt's portal division. In addition, Global has significant technology resources that will be applied across the entire company as a means of improving the integration of information and efficiency. Fritsche states, "We are excited to begin working with the tremendous potential represented in the iExalt Family of companies. Our community will gain rich resources that will in turn introduce a larger online market for iEXALT."

      As consideration for the acquisition, iExalt issued a total of 1,520,105 of its common shares to certain GCN shareholders and $11,957.78 of cash to certain GCN shareholders in exchange for all issued and outstanding stock of GCN. iExalt issued 500,000 of its common shares for full payment of an outstanding promissory note owed by GCN to an investor. iExalt issued 207,000 of its common shares to four employees of GCN for past services. iExalt agreed to a contingent payment of $26,032.98 of cash to selected employees for past services based on the achievement of certain performance objectives. In addition, since the execution of the Funding Agreement between the companies dated June 30, 2000, iExalt had advanced cash totaling $ 368,280.55 for pre-acquisition expenditures.

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
      In connection with the acquisition, GCN entered into employment agreements with David Fritsche and Robert Fritsche to serve as its President and Vice President, respectively.

      A copy of the press release issued by iExalt relating to the acquisition is attached as an exhibit to this report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       (a)  Financial Statements of Businesses Acquired.
            Not applicable. The significance test related to the purchase price and value of the acquirer's assets falls below the scope of required financial statements.
       (b)  Pro Forma Financial Information.
            Not applicable. The significance test related to the purchase price and value of the acquirer's assets falls below the scope of required pro forma financial information.
       (c)  Exhibits.

         The following exhibits are filed herewith:

                  EXHIBIT NO.                         DESCRIPTION

                      2.1 Agreement and Plan of Reorganization, dated November 30, 2000, between iExalt, Inc., GCN Combination Corp. and Global Christian Network, Inc. and its Principal Shareholders

                      2.2 Plan of Merger, dated November 30, 2000, between iExalt, Inc., GCN Combination Corp. and Global Christian Network, Inc.

                      2.3 Asset Purchase Agreement, dated December 12, 2000, between iExalt, Inc. and Barry Wineroth trustee for the Showcase Financial Services, Inc. Profit Sharing Plan

                      2.4 Written Consent of Contingent Closing Of Global Christian Network, Inc., iExalt, Inc., David Fritsche, Robert Fritsche, GCN Combination Corp. & Princ. Shareholders

                     99.1 Press release issued by iExalt relating to the acquisition of Global Christian Network, Inc.

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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


DATE:   March 12, 2001.                   iExalt, Inc.


                                          By: /S/ CHRIS L. SISK
                                             ---------------------------------
                                                  Chris L. Sisk
                                                  Executive Vice President and
                                                  Primary Financial Officer

                                INDEX TO EXHIBITS

      The following exhibits are filed herewith:

                  EXHIBIT NO.                         DESCRIPTION

                      2.1 Agreement and Plan of Reorganization, dated November 30, 2000, between iExalt, Inc., GCN Combination Corp. and Global Christian Network, Inc. and its Principal Shareholders

                      2.2 Plan of Merger, dated November 30, 2000, between iExalt, Inc., GCN Combination Corp. and Global Christian Network, Inc.

                      2.3 Asset Purchase Agreement, dated December 12, 2000, between iExalt, Inc. and Barry Wineroth trustee for the Showcase Financial Services, Inc. Profit Sharing Plan

                      2.4 Written Consent of Contingent Closing Of Global Christian Network, Inc., iExalt, Inc., David Fritsche, Robert Fritsche, GCN Combination Corp. & Princ. Shareholders

                     99.1 Press release issued by iExalt relating to the acquisition of Global Christian Network, Inc.

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